Exhibit 99.906 Cert

Exhibit (b)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSRS for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Nathan A. Paul

Nathan A. Paul

Chief Executive Officer

Date: August 26, 2020

By: /s/ Christopher Snively

Christopher Snively

Chief Financial Officer

Date: August 26, 2020

This certificate is furnished pursuant to the requirements of Form N-CSRS and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.